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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement on Form S-1 of our report dated July 17, 1997, on our audits of the financial statements of Foster Health Care Affiliates and our report dated September 12, 1997 on our audit of the financial statements of Heavenly Health Care, Inc., d/b/a Joe Clark Residential Care Homes. We also consent to the references to our firm under the caption "Experts."



/s/ Baird, Kurtz & Dobson
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Springfield, MO
January 14, 1998